Exhibit 99.1

Corporate News
Investor Relations Department Phone: 1-646-290-6400 www.arotech.com

FOR IMMEDIATE RELEASE

AROTECH REVERSE STOCK SPLIT AND WARRANT ISSUANCE PROPOSALS
RECEIVE OVERWHELMING APPROVAL FROM STOCKHOLDERS

One-for-fourteen reverse stock split to take effect at the opening of trading on June 21 -
Arotech ticker symbol will be ARTXD from June 21 to July 19

Ann Arbor, Michigan, June 19, 2006 - Arotech Corporation (NasdaqNM: ARTX) announced today that at its annual meeting of stockholders held this morning in New York, New York, Arotech’s stockholders overwhelmingly approved proposals to effect a one-for-fourteen reverse split of Arotech’s common stock, and to ratify, for purposes of NASD Marketplace Rule 4350(i)(1)(C)(ii), the issuance in February, March and April of 2006 of warrants expiring March 31, 2008 to purchase up to 4,175,071 shares of Arotech’s common stock at a price of $0.594 per share (approximately 298,220 shares after giving effect to the reverse split).

The resolution ratifying the reverse stock split received the support of over 88% of the total votes cast in person and by proxy on the proposal, being a majority of all outstanding shares of Arotech’s common stock entitled to vote on this proposal as required by Delaware law.

The resolution ratifying the warrant issuance received the support of over 65% of the total votes cast in person and by proxy on the proposal.

Stockholders also overwhelmingly re-elected directors Jay M. Eastman and Steven Esses.

The one-for-fourteen reverse stock split will take effect the morning of Wednesday, June 21, 2006. Pursuant to the rules of the Nasdaq Stock Market, Arotech’s stock ticker symbol will change from ARTX to ARTXD beginning on Wednesday, June 21 through and including Wednesday, July 19 (a period of twenty business days). The symbol will revert back to ARTX beginning with the opening of trading on Thursday, July 20, 2006.

“We appreciate this tremendous stockholder support for our growth and share capital management objectives,” said Robert S. Ehrlich, Chairman and CEO of Arotech. “We will work hard to justify our stockholders’ confidence.”

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Armor, Simulation and Training and Battery and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Alabama, Colorado, Michigan, California and Israel.

INVESTOR RELATIONS CONTACT:

Victor Allgeier, President
TTC Group, Inc.
+1-646-290-6400
vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including Arotech’s ability to meet the conditions set forth in the decision of the Nasdaq Listing Qualifications Panel. The words “believes,” “anticipates,” “expects,” “estimates” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: the ineffectiveness of Arotech’s internal control over financial reporting and disclosure controls and procedures; product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; Arotech’s ability to remain listed on the Nasdaq Stock Market in accordance with the Nasdaq’s $1.00 minimum bid price and other continued listing standards; dilution resulting from issuances of Arotech’s common stock upon conversion or payment of its outstanding convertible debt, which would be increasingly dilutive if and to the extent that the market price of Arotech’s stock decreases; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to Arotech’s website above does not constitute incorporation of any of the information thereon into this press release.

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